Exhibit 99.1

Excel Trust Announces Results for the Quarter Ended March 31, 2013, Declares Dividend

SAN DIEGO--(BUSINESS WIRE)--May 1, 2013--Excel Trust, Inc. (NYSE:EXL) (the "Company") announced today financial and operating results for the quarter ended March 31, 2013. A supplemental financial package with additional information can be found on Excel Trust's website under the Investor Relations tab.

Highlights for the First Quarter 2013

●	Reported Adjusted Funds from Operations (AFFO) for the quarter of $10.0 million, or $0.21 per diluted share

●	Reported Funds from Operations (FFO) for the quarter of $10.3 million or $0.22 per diluted share.

●	Adjusted guidance to a range of $0.82 to $0.88 for AFFO, and $0.78 to $0.84 for FFO

●	Declared a second quarter 2013 dividend of $0.17 per share, which equates to an annualized dividend rate of $0.68 per share

●	Acquired Tracy Pavilion Shopping Center for approximately $30.7 million

●	Issued approximately $37 million of common stock through the Company’s ATM (At-The-Market) program (including sales subsequent to March 31, 2013)

“Since the beginning of the year we have moved forward on our stated objective of positioning the Company to be able to access the unsecured debt markets,” stated Gary Sabin, Chairman and CEO. “We have successfully locked in attractive debt at our West Broad property, prepaid two above market mortgages, added a quality asset to our portfolio, and issued equity through our ATM program to further strengthen our balance sheet.”

Excel Trust reported Adjusted Funds From Operations (AFFO) for the first quarter of $10.0 million, or $0.21 per diluted share. Excel Trust reported Funds From Operations (FFO) for the three-month period ended March 31, 2013 of $10.3 million or $0.22 per diluted share. Net loss attributable to the common stockholders for the three-month period ended March 31, 2013 was $2.4 million, or $0.06 per diluted share. This compares to AFFO of $6.4 million, or $0.19 per diluted share, FFO of $6.5 million or $0.19 per diluted share and net loss attributable to the common stockholders of $1.7 million, or $0.06 per diluted share in the three-month period ended March 31, 2012.

Included in FFO for the quarter ended March 31, 2013 were transaction costs of approximately $133,000 related to acquisitions. Also included in FFO was non-cash compensation expense of approximately $562,000, or $0.01 per diluted share in the quarter ended March 31, 2013 resulting from the Company’s incentive stock award plan. FFO was also impacted by a non-cash gain related to changes in the fair value of financial instruments and the redemption of certain OP units of approximately $230,000. The gain of $230,000 reflected in changes in the fair value of financial instruments was a reclassification of the remaining balance of a redemption provision related to the OP Units issued in connection with the acquisition of the Edwards Theatres property, which expired in March 2013.

Excel Trust considers AFFO and FFO important supplemental measures of its operating performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts (REITs), many of which present AFFO and FFO when reporting their results. A complete reconciliation containing adjustments from GAAP net income available to common shareholders to AFFO and FFO and a definition of both are included at the end of this release.

Excel Trust considers AFFO and FFO important supplemental measures of its operating performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts (REITs), many of which present AFFO and FFO when reporting their results. A complete reconciliation containing adjustments from GAAP net income available to common shareholders to AFFO and FFO and a definition of both are included at the end of this release.

Summary of Significant Activities During First Quarter 2013

On January 24, 2013, Excel Trust acquired Tracy Pavilion, a 374,766 square foot shopping center in Tracy, California, for approximately $30.7 million. The Company owns 162,353 square feet as Home Depot and WinCo are both tenant owned. Other major tenants include Marshalls, Ross, PetSmart, Staples and Ulta. In a five mile radius average household income is estimated to be $95,558 (Source: AGS 2013).

During the three months ended March 31, 2013 the Company issued common stock through an ATM (At-The-Market) stock issuance program resulting in net proceeds of $25.6 million. Subsequent to March 31, 2013, the Company issued additional shares resulting in net proceeds of approximately $10.7 million. The Company used the net proceeds to repay outstanding indebtedness under its unsecured revolving credit facility and for other general corporate and working capital purposes.

Events Subsequent to First Quarter 2013

On April 19, 2013, the Company refinanced the loan at West Broad Village, resulting in a new principal amount of $39.7 million, which will bear interest at a fixed rate of 3.3% and will mature in May 2020.

On April 29, 2013, the Company utilized borrowings from its unsecured credit facility to repay approximately $20.0 million in mortgage notes with 2013 maturities related to the Five Forks Place and Grant Creek Town Center properties.

Second Quarter 2013 Dividends Declared

The Board of Directors declared a second quarter cash dividend of $0.17 per common share payable on July 15, 2013 to shareholders of record as of June 28, 2013.

The Board of Directors has also declared a dividend of $0.4375 per share on the Company's Series A Cumulative Convertible Perpetual Preferred Shares, and a dividend of $0.5078 on its Series B Cumulative Redeemable Preferred Shares. The dividend on Excel Trust’s outstanding Series A and Series B Preferred Shares will be payable on July 15, 2013 to the Series A and Series B Preferred shareholders of record as of June 28, 2013.

Guidance

Excel Trust expects its AFFO per share for fiscal year 2013 to be between $0.82 and $0.88 and its FFO per share to be between $0.78 and $0.84, which excludes transaction costs, leasing commissions and tenant improvement allowances. The Company will further discuss assumptions surrounding guidance tomorrow on the conference call. Excel Trust believes that AFFO is the most helpful indicator of the Company's ability to pay recurring dividends since it adjusts for certain non-cash and non-recurring items.

The foregoing estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, and the amount and timing of acquisitions and development activities. Excel Trust's actual results may differ materially from these estimates.

Conference Call

In conjunction with Excel Trust's results, you are invited to listen to its conference call on Thursday, May 2, 2013 at 1:00 p.m. Eastern Time.

PHONE: Conference call access information is as follows:
Dial in number: (800) 299-8538
International Dial in number: (617) 786-2902
Pass code: 34697712

INTERNET: A live webcast of the conference call will be available through Excel Trust's web site at www.exceltrust.com. The conference call will be recorded and available for replay for seven days beginning at 4:00 p.m. ET on May 2, 2013. Replay access information is as follows:
Dial in number: (888) 286-8010
International Dial in number: (617) 801-6888
Pass code: 30082346

About Excel Trust

Excel Trust, Inc. is a retail focused REIT that primarily targets community and power centers, grocery anchored neighborhood centers and freestanding retail properties. The Company has elected to be treated as a REIT, for U.S. federal income tax purposes. Excel Trust trades publicly on the NYSE under the symbol "EXL." For more information on Excel Trust, Inc., please visit www.exceltrust.com.

Forward Looking Statements

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions related to the Company's expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words "believe," "anticipate," "estimate," "expect," "intend" and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

Excel Trust considers FFO and AFFO to be important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

Excel Trust computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with generally accepted accounting principles, or GAAP), excluding real estate-related depreciation and amortization, impairment charges and net gains (losses) on the disposition of assets and after adjustments for unconsolidated partnerships and joint ventures. Excel Trust computes AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and non-recurring transaction costs, and other one-time items, then subtracting or adding straight-line rents, amortization of above and below market leases and non-incremental capital expenditures. Excel Trust's computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties.

FFO and AFFO should not be considered alternatives to net income (loss) (computed in accordance with GAAP) as an indicator of Excel Trust's financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of Excel Trust's liquidity, nor are they indicative of funds available to fund Excel Trust's cash needs, including Excel Trust's ability to pay dividends or make distributions.

Summarized Financial Statements

Reported results are preliminary and not final until the filing of Excel Trust's Form 10-Q or 10-K with the Securities and Exchange Commission and, therefore, remain subject to adjustment. The accompanying notes to follow in the Form 10-Q or 10-K are an integral part of these consolidated financial statements.

EXCEL TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2013	December 31, 2012
ASSETS:

Property:
Land	$326,669	$320,289
Buildings	585,304	564,352
Site improvements	53,503	51,875
Tenant improvements	45,537	42,903
Construction in progress	3,135	1,709
Less accumulated depreciation	(43,125)	(36,765)
Property, net	971,023	944,363
Cash and cash equivalents	6,658	5,596
Restricted cash	6,344	5,657
Tenant receivables, net	3,486	5,376
Lease intangibles, net	80,961	85,646
Mortgage loan receivable	-	-
Deferred rent receivable	6,851	5,983
Other assets (1)	18,497	17,618
Investment in unconsolidated entities	9,021	9,015
Total assets	$1,102,841	$1,079,254

LIABILITIES AND EQUITY:

Liabilities:
Mortgages payable, net	$332,732	$333,935
Notes payable	88,000	75,000
Accounts payable and other liabilities	22,061	25,319
Lease intangibles, net	25,320	26,455
Dividends/distributions payable	10,491	9,773
Total liabilities	478,604	470,482

Equity:
Stockholders’ equity
Preferred stock	136,423	136,423
Common stock	468	448
Additional paid-in capital	474,321	459,151
Cumulative deficit	(1,118)	(1,414)
	610,094	594,608
Accumulated other comprehensive loss	(415)	(572)
Total stockholders’ equity	609,679	594,036
Non-controlling interests	14,558	14,736
Total equity	624,237	608,772
Total liabilities and equity	$1,102,841	$1,079,254

The notes in the Form 10-Q or 10-K are an integral part of these condensed consolidated financial statements.

(1)	Other assets is primarily comprised of deposits, notes receivable, prepaid expenses and furniture, fixtures, and equipment

EXCEL TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data and dividends per share)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012
Revenues:
Rental revenue	$22,481	$16,153
Tenant recoveries	4,732	3,267
Other income	316	360
Total revenues	27,529	19,780

Expenses:
Maintenance and repairs	1,715	1,322
Real estate taxes	3,026	2,065
Management fees	234	191
Other operating expenses	1,527	829
General and administrative	3,834	3,502
Depreciation and amortization	12,390	8,279
Total expenses	22,726	16,188

Net operating income	4,803	3,592

Interest expense	(4,798)	(3,674)
Interest income	50	53
Income (loss) from equity in unconsolidated entities	39	-
Changes in fair value of financial instruments and gain on OP unit redemption	230	462
Net income (loss)	324	433
Net (income) loss attributable to non-controlling interests	(28)	5
Net income (loss) attributable to Excel Trust, Inc.	296	438
Preferred stock dividends	(2,744)	(2,121)

Net loss attributable to the common stockholders	$(2,448)	$(1,683)

Basic and diluted net loss per share	$(0.06)	$(0.06)
Weighted-average common shares outstanding - basic and diluted	45,352	31,761
Dividends declared per common share	$0.1700	$0.163

The notes in the Form 10-Q or 10-K are an integral part of these condensed consolidated financial statements.

Reconciliation of Net Income to FFO and AFFO

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012

Net loss attributable to the common stockholders	$(2,448)	$(1,683)

Add:
Non-controlling interests in operating partnership	(59)	(71)
Depreciation and amortization	12,390	8,279
Deduct:
Depreciation and amortization related to joint venture	411	(62)
Funds from operations	$10,294	$6,463

Adjustments:
Transaction costs	133	194
Deferred financing costs	495	472
Stock-based and other non-cash compensation expense	562	785
Changes in fair value of financial instruments	(230)	(462)
Straight-line effects of lease revenue	(877)	(750)
Amortization of above and below market leases	40	(228)
Non-incremental capital expenditures	(116)	(110)
Non-cash expenses (income) related to joint venture	(297)	-
Adjusted funds from operations	$10,004	$6,364

Weighted average common shares outstanding	45,352	31,761
Add:
OP units	1,241	1,393
Restricted stock	234	370
Contingent consideration related to business combinations	-	102
LTIP restricted stock	190	-
Weighted average common shares outstanding - diluted (FFO and AFFO)	47,017	33,626

Funds from operations per share (diluted)	$0.22	$0.19
Adjusted funds from operations per share (diluted)	$0.21	$0.19

Other Information:
Leasing commissions paid	$508	$117
Tenant improvements paid	$2,381	$347

CONTACT:
Excel Trust, Inc.
Matt Romney, SVP, Capital Markets
858-613-1800
info@exceltrust.com
www.exceltrust.com